Exhibit 4.6


                   ESCROW AGREEMENT (SECURITIES REGISTRATION)

     AGREEMENT made this ______________ day of September 11, 2000 by and among Montana Acquisition Corporation, a Delaware corporation having a principal place of business at 241 Morner Road, Rensselaer, New York 12144, (the "Issuer") and Whiteman, Osterman & Hanna, a New York general partnership having a principal place of business at One Commerce Plaza, Albany, New York 12260 (the "Escrow Agent"). The Issuer and Escrow Agent are sometimes referred to herein individually as a "Party," and collectively as the "Parties."

                                   WITNESSETH:

     WHEREAS, the Issuer has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") covering a proposed limited public offering of its securities (collectively, the "Securities", and individually, a "Share") as described on the Information Sheet; and

     WHEREAS, the Issuer proposes to offer the Securities, as agent for the Issuer, for sale to the public (the "Investors") on a "best efforts basis" at the price per Share all as set forth on the information sheet attached hereto as Exhibit A (the "Information Sheet "); and

     WHEREAS, Commission Regulations require and the Issuer proposes to establish an escrow account with the Escrow Agent in connection with such public offering and the Escrow Agent is willing to establish such escrow account on the terms and subject to the conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the Parties hereby agree as follows:

     1. Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the Information Sheet which is attached to this Agreement and is incorporated by reference herein and made a part hereof.

     2. Establishment of Escrow Account.

     2.1 The Parties shall establish a non-interest bearing escrow account (the "Escrow Account") at the office of the Escrow Agent, bearing the designation set forth on the Information Sheet.

     2.2 On or before the date of the initial deposit in the Escrow Account pursuant to this Agreement, the Issuer shall notify the Escrow Agent in writing of the effective date of the

Registration Statement (the "Effective Date") and the Escrow Agent shall not be required to accept any amount for deposit in the Escrow Account prior to its receipt of such notification.

     2.3 The Offering Period, which shall be deemed to commence on the Effective Date, shall consist of the number of calendar days or business days set forth on the Information Sheet. The Offering Period shall be extended by an Extension Period only if the Escrow Agent shall have received written notice thereof at least five (5) business days prior to the expiration of the Offering Period. The Extension Period, which shall be deemed to commence on the next calendar day following the expiration of the Offering Period, shall consist of the number of the calendar days or business days set forth on the Information Sheet. The last day of the Offering Period, or the last day of the Extension Period (if the Escrow Agent has received written notice thereof as hereinabove provided), is referred to herein as the "Termination Date." After the Termination Date, the Issuer shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.

     3. Deposits in the Escrow Account.

     3.1 Upon receipt, the Issuer shall promptly deliver to the Escrow Agent all monies (the "Deposited Proceeds") received from Investors, all of which shall be in the form of checks or money orders. All checks or money orders deposited into the Escrow Account shall be made payable to "Whiteman, Osterman & Hanna, Escrow Agent." Any such tendered check or money order (a "Tendered Payment") payable other than to the Escrow Agent as required hereby shall be returned to the prospective Investor, or if the Escrow Agent has insufficient information to do so, then to the Issuer (together with any Subscription Information, as defined below, or other documents delivered therewith) by noon of the next business day following receipt of such Tendered Payment by the Escrow Agent, and such Tendered Payment shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement. The Deposited Proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the Investors.

     3.2 The Deposited Proceeds shall be invested in either:

          (a) an obligation that constitutes a "deposit" as that term is defined in Section (3)(1) of the Federal Deposit Insurance Act;

          (b) securities of any open-end investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c) (3), and (c)(4) of Rule 2a-7 under the Investment Company Act; or

          (c)  securities  that  are  direct   obligations  of,  or  obligations
     guaranteed as to principal or interest by, the United States.

     3.3 Simultaneously with each deposit into the Escrow Account, the Issuer shall inform the Escrow Agent by confirmation slip, or other writing, of the name and address of the prospective Investor, the number of Securities subscribed for by such person, and the aggregate dollar amount of such subscription (collectively, the "Subscription Information").

     3.4 The Escrow Agent shall not be required to accept for deposit into the Escrow Account checks which are not accompanied by the appropriate Subscription Information. Tendered Payments representing payments by prospective Investors shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information required with respect to such payments.

     3.5 The Escrow Agent shall not be required to accept any amounts representing payments by prospective Investors, whether by check or money order, except during the Escrow Agent's regular banking hours. Any check, money order or cash not received prior to 1:00 P.M. shall be deposited the following business day.

     3.6 Interest or dividends earned on the Deposited Proceeds, if any, shall be held in the Escrow Account until the Deposited Proceeds are released in accordance with the provisions of Section 4 of the Escrow Agreement. If the Deposited Proceeds are released to an Investor, the Investor shall receive interest or dividends earned, if any, on such Deposited Proceeds up to the date of release. If the Deposited Proceeds held in the Escrow Account are released to the company, any interest or dividends earned on such funds up to the date of release may be released to the company.

     3.7 The Issuer shall deposit the Securities directly into the Escrow Account promptly upon issuance (the "Deposited Securities"). The identity of the purchaser of the Securities shall be included on a common stock certificate.

     3.8 The Deposited Securities shall be held for the sole benefit of the Investors. No transfer or other disposition of Securities held in the Escrow Account or any interest related to such Securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

     3.9 The Escrow Agent shall refund any portion of the Deposited Proceeds prior to disbursement of the Deposited Proceeds in accordance with Section 4 hereof upon instructions in writing signed by the Issuer.

     4. Disbursements from the Escrow Account.

     4.1 The Deposited Proceeds may be released to the company and the Securities delivered to the Investors or other registered holders only at the same time as or after:

          (a) the Escrow Agent has received a signed representation from the company, together with an opinion of counsel that the following events have already occurred and the following requirements have already been met:

               (1) Upon execution of an agreement(s) for the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the company and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of the Securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, if any, the company filed a post-effective amendment that:

                    (i) Discloses the information specified by the SB-2 registration statement form and Industry Guides, including financial statements of the company and the company or business with which it plans to merge or acquire (the "Target Company"), and pro forma financial information required by the SB-2 and applicable rules and regulations;

                    (ii) Discloses the results of the initial offering, including but not limited to: (a) the gross offering proceeds received to date, specifying the amounts paid for underwriter commissions, underwriting expenses and dealer allowances, if any, amounts disbursed to the company, and amounts remaining in the Escrow Account; and (b) the specific amount, use and application of funds disbursed to the company to date, including, but not limited to, the amounts paid to officers, directors, promoters, controlling shareholders or affiliates, either directly or indirectly specifying the amounts and purposes of such payments; and

                    (iii) Discloses the terms of the offering as described pursuant to Section 4 of this Escrow Agreement.

          (2) The terms of the offering provided, and the company satisfied, the following conditions:

               (i) Within five business days after the effective date of the post- effective amendment(s), the company shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

               (ii) Each Investor shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the company in writing that such person elects to remain an Investor. If the company has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the Escrow Account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

               (iii) The acquisition(s) meeting the criteria set forth in paragraph (a) (1) of this Section 4 will be consummated if a sufficient number of Investors confirm their investments; and

               (iv) If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the Effective Date, the Deposited Funds shall be returned by first class mail or equally prompt means to the Investor within five business days following that date.

     (b) Funds held in the Escrow Account may be released to the company and securities may be delivered to the Investor or other registered holder identified on the deposited securities only at the same time as or after consummation of an acquisition(s) meeting the requirements set forth in Section 4.1(a)(1)(iii) of this Escrow Agreement.

     4.2 In the event that at the close of regular banking hours on the Termination Date less than all of the Shares have been sold, the Escrow Agent shall promptly refund to each prospective Investor the amount of payment received from such purchaser held in Escrow without interest thereon or deduction therefrom, and the Escrow Agent shall notify the Issuer of its distribution of the Deposited Proceeds.

     4.3 In the event that at any time up to the close of banking hours on the Termination Date all of the Shares have been sold, the Escrow Agent shall notify the Issuer of such fact in writing within a reasonable time thereafter. The Escrow Agent shall hold the Deposited Proceeds until the events described in
Section 4.1 of this Escrow Agreement take place.

     4.4 Upon disbursement of the Deposited Proceeds pursuant to the terms of this Section 4, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Deposited Proceeds.

     5. Rights, Duties and Responsibilities of Escrow Agent.

     It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

     5.1 The Escrow Agent shall not be responsible for the performance by the Issuer of its obligations under this Agreement.

     5.2 The Escrow Agent shall not be required to accept from the Issuer any Subscription Information pertaining to prospective Investors unless such Subscription Information is accompanied by checks or money orders representing the payment of money, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Issuer except as to the amount of such payments; however, the Escrow Agent shall notify the Issuer within a reasonable time of any discrepancy between the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

     5.3 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Issuer any check received which is dishonored, together with the Subscription Information, if any, which accompanied such check.

     5.4 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document. The Escrow Agent must, however, determine for itself whether the conditions permitting the release of the funds in the Escrow Account have been met.

     5.5 In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Account or the Deposited Proceeds which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, the Escrow Agent, at its sole option, may deposit the Deposited Proceeds (and any other amounts that thereafter become part of the Deposited Proceeds) with the registry of a court of competent jurisdiction in a proceeding to which all Parties in interest are joined. Upon the deposit by the Escrow Agent of the Deposited Proceeds with the registry of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

     5.6 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

     5.7 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Deposited Proceeds or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Deposited Proceeds or any part thereof.

     5.8 The Escrow Agent shall determine whether or not the Offering has been successful, and if it determines that less than all of the Securities being offered have been sold, thus rendering the Offering unsuccessful, the Escrow Agent shall return the proceeds of the Offering to the Investors on a pro-rata basis.

     6. Amendment; Resignation. This Agreement may be altered or amended only with the written consent of the Issuer and the Escrow Agent pursuant to a separate written instrument which specifically references this Agreement and which is signed by the Issuer and the Escrow Agent. The Escrow Agent may resign for any reason upon seven (7) business days written notice to the Issuer. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwise dispose of the Deposited Proceeds, but its only duty shall be to hold the Deposited Proceeds for a period of not more than ten (10) business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the Issuer and such successor escrow agent, the resigning Escrow Agent shall pay over to the successor escrow agent the Deposited Proceeds, less any portion thereof previously paid out in accordance with this Agreement, or (b) if the resigning Escrow Agent shall not have received written notice signed by the Issuer and a successor escrow agent, then the resigning Escrow Agent shall promptly refund the amount in the Deposited Proceeds to each prospective Investor without interest thereon or deduction therefrom, and the resigning Escrow Agent shall notify the Issuer in writing of its liquidation and distribution of the Deposited Proceeds; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Deposited Proceeds to a successor Escrow Agent or distribution of the Deposited Proceeds pursuant to this Section 6.

     7. Representations and Warranties. The Issuer hereby represents and warrants to the Escrow Agent that:

     7.1 No party other than the Parties hereto and the prospective Investors have, or shall have any lien, claim or security interest in the Deposited Proceeds or any part thereof.

     7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Deposited Proceeds or any part thereof.

     7.3 The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Deposited Proceeds, be deemed a representation and warranty that such deposit represents a bona fide sale to the Investor described therein of the amount of Securities set forth in such Subscription Information.


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


     7.4 All of the information contained in the Information Sheet is, as of the date hereof and will be, at the time of any disbursement of the Deposited Proceeds, true and correct.

     8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fee set forth in the Information Sheet, payable upon execution of this Agreement. In addition, the Issuer agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees, but not including the review of this Agreement.

     9. Indemnification and Contribution.

     9.1 The Issuer (sometimes referred to in this Section 9 as the "Indemnitor") agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (jointly and severally the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct of the Indemnitees.

     9.2 If the indemnification provided for in this Section 9 is applicable, but for any reasons held to be unavailable, the Indemnitor shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitor.

     9.3 Any Indemnitee which proposes to assert the right to be indemnified under this Section 9, promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnitee in respect of which a claim is to be made against the Indemnitor under this Section 9, will notify the Indemnitor of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify the Indemnitor of any such action, suit or proceeding shall not relieve the Indemnitor from any liability which they may have to any Indemnitee otherwise than under this
Section 9. In case any such action, suit or proceeding shall be brought against any Indemnitee and it shall notify the Indemnitor of the commencement thereof, the Indemnitor shall be entitled to participate in and, to the extent that they shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnitee. The Indemnitee shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the employment of counsel by such Indemnitee has been authorized by the Indemnitor, (ii) the Indemnitee shall have concluded reasonably that there may be a conflict of interest among the Indemnitor and the Indemnitee in the conduct of the defense of such action (in which case the Indemnitor shall not have the right to direct the defense of such action on


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


behalf of the Indemnitee) or (iii) the Indemnitor in fact shall not have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be borne by the Indemnitor.

     9.4 The Indemnitor agrees to provide the Indemnitees with copies of all registration statements pre- and post-effective amendments to such registration statements including exhibits, whether filed with the SEC prior to or subsequent to the disbursement of the Deposited Proceeds.

     9.5 The provisions of this Section 9 shall survive any termination of this Agreement, whether by disbursement of the Deposited Proceeds, resignation of the Escrow Agent or otherwise.

     10. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without giving effect to choice of law or conflict of laws rules, and shall be binding upon the Parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any Party of its rights under this Agreement or with respect to the Deposited Proceeds shall be void as against the Escrow Agent unless:

          (a) written notice thereof shall be given to the Escrow Agent; and

          (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

     11. Notices. All notices required to be given in connection with this Agreement shall be sent by certified mail, postage prepaid, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Post Office, and addressed, if to the Issuer, at its address set forth on the Information Sheet, and if to the Escrow Agent, Whiteman Osterman & Hanna. Notice shall be deemed complete on the earlier of actual receipt or on the fourth business day after mailing in accordance with this Section 11.

     12. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by applicable law.

     13. Closing. The closing shall take place within 90 days of the Effective Date unless an additional 90 days is approved by the company, but in no instance later than 180 days after the Effective Date.

     14. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the context may require.

     15. Captions. All captions are for convenience only and are without substantive effect.

     16. Execution in Counterparts. This Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties herein.

     17. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection herewith.

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


     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                     THE ISSUER: Montana Acquisition Corporation

                                     By:
                                         ---------------------------------------
                                         Leslie M. Apple
                                         President


                                     ESCROW AGENT: Whiteman, Osterman & Hanna

                                     By:
                                         ---------------------------------------
                                         Partner

                       ESCROW AGREEMENT INFORMATION SHEET

1.   The Company

     Montana Acquisition Corporation
     241 Morner Road
     Rensselaer, New York 12144

State of incorporation or organization: Delaware

2.   Self-Underwriting

State of incorporation or organization: N/A

3.   The Securities

     Description of the Securities to be offered (e.g., shares of common stock or warrants for common stock, debentures, units consisting of shares and warrants, etc.): Shares of Common Stock.

4.   Type of Offering

     Registration Statement filed on form SB-2

     Offering Statement filed pursuant to Regulation C of the General Rules and Regulations under the Securities Act of 1933.

5.   Offering Amount:           $ 10,000

6.   Plan of Distribution of the Securities

     Offering Period:           180 (calendar days)
     Collection Period, if any: None

7.   The Escrow Account

     Title  of the  Escrow  Account:  Montana  Acquisition  Corporation,  ESCROW
ACCOUNT.

8.   Escrow Account Fee

     Amount due on execution of the Escrow Agreement: $ 1,000.00


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